Exhibit 10.5
Lumax Acquisition Corp.
                    , 2007
SeaView Capital Advisors, LLC
509 Madison Avenue, Suite 1510
New York, New York 10022
Ladies and Gentlemen:
     This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Lumax Acquisition Corp. (the “Company”) and continuing until the consummation by the Company of a business combination (as described in the Company’s IPO prospectus), SeaView Capital Advisors, LLC or its affiliates shall make available to the Company certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, as may be required by the Company from time to time, situated at 509 Madison Avenue, Suite 1510, New York, New York 10022 (or any successor location).
     In exchange therefor, the Company shall pay SeaView Capital Advisors, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the consummation of a business combination.

Very truly yours,

Lumax Acquisition Corp.

By:

Name:
Title:
AGREED TO AND ACCEPTED BY:
SeaView Capital Advisors, LLC

By:	Name: Title: